Pricing Supplement No. 3 Dated 09/23/03	Rule 424(b)(3)

(To Prospectus dated September 15, 1998 and Prospectus Supplement dated October 4, 2002)	File No. 333-63049 CUSIP No. 78355H JD2

$200,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 17
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:	$50,000,000

Issue Price:	100.00%

Issue Date:	09/26/03

Maturity Date:	09/26/08

Interest Rate:	4.000%

Day Count:	30/360

Interest Payment Dates:	Semi-annually on April 1 and October 1 of each year, commencing April 1, 2004 and at Maturity.

Record Dates:	March 17 and September 16.

Form:	☒ Book Entry	☐ Certificated

Redemption:	☒ The Notes cannot be redeemed prior to maturity.
☐ The Notes may be redeemed prior to maturity.

Terms of Redemption: —

Repayment at option of holder:	☒ The holder has no option to elect repayment of the Notes prior to maturity. ☐ The Notes are repayable prior to maturity at the option of holder.

Terms of Repayment: —

Discount note:	☐ Yes	☒ No

Total Amount of OID: —

Yield to Maturity: —

Initial Accrual Period OID: —

Name of Agent and Agent’s Discount or Commission:
RBC Dominion Securities Corporation J.P. Morgan Securities Inc. Wachovia Securities, Inc.	$150,000.00 $ 50,000.00 $ 50,000.00